UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2013

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31650	01-0616769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, East Tower

Newport Beach, California 92660-3095

(Address of Principal Executive Offices) (Zip Code)

(949) 579-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2013, the Board of Directors (the “Board”) of Mindspeed Technologies, Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately, to clarify provisions relating to advance notice of stockholder proposals at annual meetings and director nominations at both annual and special meetings. As described below, the Bylaws now separate the requirements for stockholder proposals and director nominations and provide greater specificity regarding the applicable procedures. No changes have been made to the deadlines for bringing stockholder proposals or nominating director candidates. As disclosed in the Company’s proxy statement filed on January 3, 2013 for its 2013 annual meeting, under the Bylaws, stockholder proposals and director nominations for the Company’s 2014 annual meeting must be received by the Company no earlier than the close of business on October 15, 2013 and no later than November 14, 2013. However, if the date of the Company’s 2014 annual meeting is more than 30 days before or more than 60 days after the anniversary of the Company’s 2013 annual meeting, stockholder proposals and director nominations must be delivered to the Company not earlier than the close of business on the 120th day prior to the 2014 annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the Company first publicly announces the date of the 2014 annual meeting.

Procedures for bringing stockholder proposals or nominating director candidates pursuant to the Bylaws are now as indicated below. Notice of such proposals or nominations should be delivered to the Company’s Secretary at the Company’s principal executive office.

Stockholder Proposals: Notice of stockholder proposals must include: (a) a brief description of and the reasons for conducting such business at the annual meeting; (b) the name and address of the stockholder, or any Stockholder Associated Person (as defined in the Bylaws), proposing such business; (c) the class and number of shares of the Company that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person; (d) whether and the extent to which any hedging transactions have been entered into by or on behalf of such stockholder or any Stockholder Associated Person; (e) any material interest of the stockholder or a Stockholder Associated Person in such business; and (f) a statement of whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry the proposal. In addition, to be in proper written form, a stockholder’s notice to the Company’s Secretary must be supplemented not later than 10 days following the record date for the determination of stockholders entitled to vote at the meeting to disclose the information contained in clauses (c) and (d) above as of the record date.

Director Candidates: Notice of director nominations must include: (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation of the nominee; (iii) the class and number of shares of the Company that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee; (iv) whether any hedging transactions have been entered into by or on behalf of the nominee with respect to any securities of the Company; (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nominations are to be made by the stockholder; (vi) a written statement executed by the nominee acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and its stockholders; and (vii) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934. Additionally, the following information is required as to the stockholder giving notice of the director nomination: (i) the information required to be provided pursuant to clauses (b) through (e) in the Stockholder Proposal paragraph above, and the supplement referenced in the last sentence of paragraph above (except that the references to “business” in such clauses shall instead refer to nominations of directors); and (ii) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the Company’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s).

The foregoing description of the amendment and restatement of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Mindspeed Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: May 17, 2013	By:	/s/ Brandi R. Steege
Brandi R. Steege
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Mindspeed Technologies, Inc.